Press Release

Contact:
Brian D. Spielmann
Chief Financial Officer
First Business Financial Services, Inc.
608-232-5970
bspielmann@firstbusiness.bank

First Business Bank Announces 10% Increase in Quarterly Common Stock Dividend

MADISON, WI – January 29, 2023 – First Business Financial Services, Inc. (the “Company” or “First Business Bank”) (Nasdaq: FBIZ) announced its board of directors has declared a quarterly cash dividend on its common stock of $0.25 per share which is equivalent to a dividend yield of 2.53% based on Friday's market close price of $39.56. The quarterly dividend represents a 10% increase over the quarterly dividend declared in October 2023, and, based on fourth quarter 2023 earnings per share, represents a dividend payout ratio of 22%. This regular cash dividend is payable on February 21, 2024, to shareholders of record at the close of business on February 8, 2024.

"First Business Bank is committed to delivering value to our shareholders through consistent and profitable growth," said Chief Executive Officer Corey Chambas. "The 10% increase in our common dividend reflects our confidence in our business strategy and our strong financial performance. We are proud to share our success with our shareholders while we continue to invest in our future growth opportunities."

The board of directors also declared a dividend on the Company’s 7% Series A Preferred Stock of $17.50 per share, payable on March 15, 2024, to shareholders of record on February 29, 2024.

About First Business Bank
First Business Bank specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting Services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2022 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

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